Exhibit 23.2


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-82344, 333-48680, 333-31217, and 33-77286) of Aphton Corporation of our report dated April 24, 2000 relating to the statements of operations, stockholders' equity and cash flows of Aphton Corporation for the year ended January 31, 2000, which appears in Aphton Corporation's Transitional Report on Form 10-K for the eleven months ended December 31, 2001, as amended by this Form 10-K/A.


                                       /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
July 11, 2002